UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 1, 2022

iCoreConnect Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52765	13-4182867
(Commission File Number)	(IRS Employer Identification No.)

529 Crown Point Road, Suite 250 Ocoee FL	34761
(Address of Principal Executive Offices)	(Zip Code)

888-810-7706

(Registrant’s Telephone Number, Including Area Code)

________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

On November 1, 2022, iCoreConnect, Inc., a Nevada corporation (the “Company”), entered into a settlement agreement and release (the “Settlement Agreement”) with Sonoran Pacific Resources, LLP, an Arizona limited liability partnership (“SPR”) and Jerry Smith (“Smith”) in connection with certain ongoing litigation. The Settlement Agreement, which was a result of mediation between the parties, relates to (i) claims made by SPR and Smith that the Company owed the parties certain amounts, (ii) a Notice of Disposition of Collateral under section 9-611 of the Uniform Commercial Code (“UCC”) purporting to set a foreclosure sale, under the UCC, of the Company’s assets that were previously pledged as security in connection with the amounts owed, and (iii) claims and counterclaims by the parties of breach of contract.

In order to resolve all matters subject to the dispute, the Settlement Agreement provides that on, or before, the 60th day following the effective date of the Settlement Agreement, which was November 1, 2022 (such 60th day, the “Payment Date”), the Company shall redeem, and/or or the Company’s designees shall acquire, a total of 9,000,000 shares of the Company’s common stock from SPR and certain shareholders or affiliates of SPR at a purchase price of $0.08 per share.

SPR and certain shareholders or affiliates of SPR assert that they hold an aggregate of 14,401,887 shares of Company common stock. The Settlement Agreement further provides that in addition to the purchase of the foregoing 9,000,000 shares, the Company or its designee will have the option, but not the obligation, to acquire or redeem any or all of the remaining 5,401,887 shares held by certain shareholders or affiliates of SPR on, or before, the Payment Date, at the cost of $0.08 per share.

Pursuant to the Settlement Agreement, the Company has the option to extend the Payment Date by 30 days by the payment of $100,000 to SPR. If the Company elects to exercise this option and extend the Payment Date, the $100,000 paid to SPR in exchange for the extension shall be credited against the purchase price for the initial 9,000,000 shares being acquired.

In connection with the dispute, the Company had previously posted a cash bond of $200,000 with the court. Pursuant to the Settlement Agreement, $100,000 was released to SPR upon execution of the Settlement Agreement, which amount will be credited toward the payment of the 9,000,000 shares described above. Provided the Company complies with its share repurchase obligations, upon the payment for the shares prior to the Payment Date, the remaining $100,000 of the bond will be released to SPR in consideration for the release of all claims and liens and the dismissal of the litigation.

Assuming the Company complies with its share repurchase obligations prior to the Payment Date, pursuant to the Settlement Agreement, SPR and Jerry Smith have agreed to cause J.D. Smith, the son of Jerry Smith, to resign as a director and chairman of the Company’s Board of Directors.

The Settlement Agreement provides that upon the performance of each of the parties of their obligations thereunder, SPR and Smith, on the one hand, and the Company, on the other hand, each agrees to a complete release of the other party or parties.

The Settlement Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Settlement Agreement is subject to, and qualified in its entirety by, such document, which is incorporated herein by reference.

2

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Settlement Agreement and Release dated November 1, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

iCORECONNECT INC. (Registrant)

Dated: November 9, 2022	By:	/s/ Robert McDermott
Robert McDermott
President and Chief Executive Officer

4